EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT AND RELATED COMPANIES
Set forth below are the names of subsidiaries and related organizations of Vectrus, the respective jurisdiction in which each was organized (in the case of subsidiaries) and the name under which each does business (if other than the names of the entity itself).

NAME	JURISDICTION IN WHICH ORGANIZED UNDER WHICH DOING BUSINESS
Andor Merger Sub, Inc.	Delaware
Andor Merger Sub, LLC	Delaware
Advantor Systems Corporation	Florida
Advantor Systems, LLC	Delaware
Al-Shabaka for Protection Products Marketing and General Support Services LLC	Luxembourg
Delex Systems, Incorporated	Virginia
Facility and Digital Integration Services (Private) Limited	Pakistan
Higgins, Hermansen, Banikas, LLC (d/b/a HHB Systems)	Nevada
High Desert Support Services, LLC	Delaware
Inuksuk A/S	Denmark
ITT Federal Services Arabia, Ltd.	Saudi Arabia
KGlobal, LLC	Virginia
ServCore Resources and Services Solutions Ltd.	Abu Dhabi
SynTrus LLC	Virginia
Vectrus Facility Services GmbH	Germany
Vectrus Federal Services GmbH	Germany
Vectrus Federal Services International, Ltd.	Cayman Islands
Vectrus Global Support Services LLP	India
Vectrus International LLC	Colorado
Vectrus Maintenance Services L.L.C.	Qatar
Vectrus Mission Systems Ltd.	United Kingdom
Vectrus Overseas Ventures LLC	Virginia
Vectrus Saudi Arabia for Commercial Services	Saudi Arabia
Vectrus Services (Thailand) Co., LTD	Thailand
Vectrus Services A/S	Denmark
Vectrus Services Greenland ApS	Greenland
Vectrus Services Korea Limited	Korea
Vectrus Services Kuwait General Trading Company W.L.L.	Kuwait
Vectrus Services Muscat LLC	Oman
Vectrus Services Niger S.A.R.L.U.	Niger
Vectrus Services Philippines OPC	Philippines
Vectrus Services PTE. LTD	Singapore
Vectrus Services PTY, LTD	Australia
Vectrus Subic Corporation	Philippines
Vectrus Systems Corporation	Delaware
Vectrus Systems Corporation (Jordan)	Jordan
Vectrus, Inc. Political Action Committee	Virginia
Vectrus-J&J Facilities Support, LLC	Delaware
VMSC Afghanistan LLC	Delaware
Zenetex, LLC	Virginia